FOR IMMEDIATE RELEASE	Contacts:	Media Relations
Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470
Investor Relations Aly Noormohamed, (972) 673-6050

DR PEPPER SNAPPLE GROUP COMPLETES LICENSING OF CERTAIN BRANDS TO THE COCA-COLA COMPANY

Receives One-Time Cash Payment of $715 Million

Dr Pepper and Diet Dr Pepper Added to Coca-Cola’s Freestyle and
Local Fountain Accounts

Plano, TX, Oct. 4, 2010 — Dr Pepper Snapple Group, Inc. (NYSE:DPS) today announced that it has completed the licensing of certain brands to The Coca-Cola Company (NYSE: KO) following KO’s acquisition of Coca-Cola Enterprises’ (NYSE:CCE) North American bottling business.

As part of the transaction, DPS received a one-time cash payment of $715 million before taxes, fees and other related expenses. The company expects to use a portion of the proceeds to support its ongoing share repurchase program.

“These agreements solidify Coke’s support of the Dr Pepper trademark and the continued growth of both the brand and our flavor portfolio,” said Larry Young, president and CEO of DPS. “Moreover, it increases the brand’s presence on fountain, providing additional opportunities for millions of consumers to sample the brand each and every day.”

Under the new licensing agreements, KO will distribute Dr Pepper in the U.S. and Canada Dry in the Northeast U.S. where these brands were formerly distributed by CCE. In addition, KO will offer Dr Pepper and Diet Dr Pepper in local fountain accounts formerly serviced by CCE and will include Dr Pepper and Diet Dr Pepper on its Freestyle fountain dispenser.

The new agreements have an initial term of 20 years, with 20-year renewal periods, and require KO to meet certain performance conditions. KO will continue to distribute Canada Dry, C’Plus and Schweppes in Canada.

Additionally, in certain U.S. territories where it has a manufacturing and distribution footprint, DPS will begin selling Squirt, Canada Dry, Schweppes and Cactus Cooler, which were formerly sold by CCE.

The cash payment will be recorded as deferred revenue and recognized as net sales over the estimated 25-year life of the customer relationship.

Forward-looking statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group, Inc. (NYSE: DPS) is the leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 9 of our 12 leading brands are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes Sunkist soda, 7UP, A&W, Canada Dry, Crush, Mott’s, Squirt, Hawaiian Punch, Penafiel, Clamato, Schweppes, Venom Energy, Rose’s and Mr & Mrs T mixers. To learn more about our iconic brands and Plano, Texas-based company, please visit www.drpeppersnapple.com.

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